Exhibit 99.1

Ocean Power Technologies Announces Renewable Energy Production Milestone

Approaches 15MWh of Renewable Energy Production

MONROE TOWNSHIP, NJ, May 13, 2024- Ocean Power Technologies, Inc. (NYSE American: OPTT) (“OPT” or the “Company”), a leader in innovative and cost-effective low-carbon marine power, data, and service solutions, today announced it is approaching 15MWh of renewable energy production from its family of PowerBuoys ® (“PB”). The recent launch of its Next Generation PB off the coast of New Jersey has materially accelerated average energy production by combining solar, wind, and wave energy production capabilities.

The energy generation numbers are based on deployments in the Atlantic, Pacific, Mediterranean, and North Sea. These deployments came from a mix of renewable energy investments from government backed development programs and commercial leases and sales, for customers including ENI, EGP, Office of Naval Research and the DeepStar consortium inclusive of Chevron, CNOOC, Equinor, ExxonMobil, JX Nippon, Occidental, PetroBras, Shell, and Woodside. OPT has demonstrated and delivered use cases as a proven solution for Anti-Submarine Warfare, Intelligence, Surveillance, and Reconnaissance, Unmanned Surface Vehicle Charging (“USV”), and Environmental Sensing.

Philipp Stratmann, CEO and President of OPT, expressed his enthusiasm about this milestone, stating, “These numbers show that non-grid connected marine energy production is not just for the R&D community, but is a commercially available solution. Charging USVs, monitoring the marine environment, including during whale migration season, and supporting the defense and security industry is all possible. We have worked with customers in defense, offshore wind, oil and gas, and general ocean sciences and look forward to announcing more deployments.”

For additional information about OPT and its services, please visit our website Ocean Power Technologies.

ABOUT OCEAN POWER TECHNOLOGIES

OPT provides intelligent maritime solutions and services that enable safer, cleaner, and more productive ocean operations for the defense and security, oil and gas, science and research, and offshore wind markets. Our PowerBuoy® platforms provide clean and reliable electric power and real-time data communications for remote maritime and subsea applications. We also provide WAM-V® autonomous surface vessels (ASVs) and marine robotics services. The Company’s headquarters is in Monroe Township, New Jersey and has an additional office in Richmond, California. To learn more, visit www.OceanPowerTechnologies.com.

FORWARD-LOOKING STATEMENTS:

This release may contain forward-looking statements that are within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by certain words or phrases such as “may”, “will”, “aim”, “will likely result”, “believe”, “expect”, “will continue”, “anticipate”, “estimate”, “intend”, “plan”, “contemplate”, “seek to”, “future”, “objective”, “goal”, “project”, “should”, “will pursue” and similar expressions or variations of such expressions. These forward-looking statements reflect the Company’s current expectations about its future plans and performance. These forward-looking statements rely on a number of assumptions and estimates that could be inaccurate and subject to risks and uncertainties, including the continued success of its PBs and the conversion of potential customers to contracts and the realization of the potential revenue thereunder. Actual results could vary materially from those anticipated or expressed in any forward-looking statement made by the Company. Please refer to the Company’s most recent Forms 10-Q and 10-K and subsequent filings with the U.S. Securities and Exchange Commission for further discussion of these risks and uncertainties. The Company disclaims any obligation or intent to update the forward-looking statements in order to reflect events or circumstances after the date of this release.

Contact Information

Investors: 203-561-6945 or investorrelations@oceanpowertech.com

Media: 609-730-0400 x402 or MediaRelations@oceanpowertech.com